                                                                   Exhibit 10(q)


THIS NOTE, AND ANY COMMON STOCK THAT MAY BE ISSUED UPON ITS CONVERSION, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION UNDER THE ACT AND SUCH LAWS IS AVAILABLE FOR ITS TRANSFER OR OTHER DISPOSITION.

                              UNITED RENTALS, INC.

                                CONVERTIBLE NOTE


$300,000                                                        October 24, 1997

     UNITED RENTALS, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Forrest Burnett, Trustee or permitted assigns, the principal amount of $300,000 and to pay interest (computed on the basis of a 360 day year consisting of twelve 30 day months) on the principal amount from time to time remaining unpaid hereon, at a rate per annum equal to 7% from the date hereof and on any interest payment that is not made when due. This note shall be payable in 20 equal quarterly payments of principal and interest beginning January 23, 1998 and ending October 23, 2002, in the amount of $17,907.37 each. This note may not be prepaid except with the written consent of the holder. Both the principal hereof and interest hereon are payable in immediately available funds in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts at such place as the holder hereof may from time to time designate in writing delivered to the Company; provided, however, that such
                                                    --------  -------
payment may be made by a Company check deposited in the United States mail on the due date set forth above for such payment, postage prepaid, registered or certified mail and addressed to the holder hereof as set forth in the Company's records.

     This Note is one of the Convertible Notes (collectively, the "Notes") of the Company in the aggregate principal amount of up to $300,000 issued or to be issued by the Company and dated as of the date hereof.

     The holder of this Note shall be entitled to receive payment in full of all interest accruing hereon subsequent to the filing of a petition or the taking of any other action commencing a bankruptcy, reorganization, arrangement or other similar proceeding or which would accrue but for such proceeding or action.

     The Company further covenants and agrees as follows:

     1.  Certain Definitions.  For the purposes of this Note:
         -------------------

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Event of Default" has the meaning set forth in Section 4 of this Note.

     "GAAP" means generally accepted accounting principles.

     "Officer's Certificate" means a certificate signed by the Company's President or its Chief Financial Officer on behalf of the Company, stating that the Company has made or has caused to be made such investigations as are necessary in order to permit such officer on behalf of the Company to verify the accuracy of the information set forth in such certificate. Each such officer signing such a certificate shall include in such certificate a statement that, to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "Person" means any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Subsidiary" means any corporation or other entity of which securities having a majority of the ordinary voting power in electing the board of directors or other managers of such corporation or other entity are, at the time as of which any determination is being made, owned or the management of which is otherwise controlled by the Company, either directly or through one or more intermediaries.

     2.   Informational Requirements.  The Company shall deliver to the holder
          --------------------------
of this Note (so long as any portion of this Note remains outstanding):

     (a) within 120 days after the end of each fiscal year, or later if such financial statements may not be released under applicable Securities and Exchange Commission regulations, consolidated statements of earnings, shareholders' equity and cash flows of the Company and each Subsidiary for such fiscal year, and consolidated balance sheets of the Company and each Subsidiary as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with GAAP consistently applied, and accompanied by an opinion, containing no exceptions or qualifications, of an independent certified accounting firm of recognized national standing. If the Company becomes a subsidiary of another company whose securities are listed with the Securities and Exchange Commission, the obligation to provide financial statements described herein may be fulfilled by providing such financial statements of the Company's parent.

     (b) within 20 business days after the occurrence of any default under this Note, an Officer's Certificate specifying the default and what actions the Company and its Subsidiaries have taken or propose to take with respect thereto.

     3.  Affirmative Covenants.  So long as any portion of this Note remains
         ---------------------
outstanding, unless the holders of a majority of the outstanding principal amount of the Notes then outstanding deliver their prior written consent waiving any of the following covenants, the Company shall, and shall cause each Subsidiary to:

     (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material qualifications, licenses, authorizations and permits necessary to the conduct of its respective business;

     (b) pay and discharge when payable all taxes, assessments and governmental charges imposed upon it or its business or properties or upon the income or profits therefrom (in each case before the same become delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its respective properties, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on its books with respect thereto;

     (c) comply in all material respects with all applicable laws, rules and regulations of all governmental authorities whether now in effect or hereafter enacted or promulgated, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on its books with respect thereto;

     (d) maintain proper books of record and account which fairly present its financial condition and results of its operations and properly reflect all transactions to which the Company or any Subsidiary is or has been a party.

     4.  Events of Default - Effect.
         --------------------------

     (a) For purposes of this Note, an Event of Default shall be deemed to have occurred if:

            (i) the Company fails to pay when due any principal payment on this Note;

           (ii) the Company fails to pay when due any interest payment on this Note or any other Note and such failure continues unremedied for a period of ten days after notice to the Company that such payment is due;

          (iii) unless waived by the holders of a majority of the outstanding principal amount of the Notes then outstanding, the Company fails to perform or observe any other material covenant or other material provision contained in this Note and, if such failure is capable of being cured, such failure shall continue for a period of thirty days after notice of such failure to the Company; or

           (iv) the Company or any Subsidiary makes an assignment for the benefit of creditors;

      or the Company or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any Subsidiary, or of any substantial part of the assets of the Company or of any Subsidiary, or commences any proceeding with respect to the Company or any Subsidiary (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either
      (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.

          (b) If an Event of Default of the type described in Section 4(a)(iv) above has occurred, the entire outstanding principal amount of this Note shall be immediately due and payable without notice, demand or presentment, and if any other Event of Default (other than an Event of Default of the type described in Section 4(a)(iv) above) has occurred, the holder of this Note, as its sole remedy, may declare all or any portion of the outstanding principal amount of this Note due and payable, whereupon the same shall be immediately due and payable.

     5.   Conversion.  The holder of this Note shall have the following
          ----------
conversion rights:

          (a) Subject to the terms and conditions of this Section 5, the holder of this Note shall have the right, at such holder's option, to convert the outstanding principal amount of this Note or any portion thereof which is $50,000 or more into shares of Common Stock, at a price per share equal to 120% of the initial public offering price of the Common Stock in a firm underwriting of such stock, or in case an adjustment in such price has taken place pursuant to the provisions of this Section 5, then at the price as last adjusted (such price or adjusted price being referred to herein as the "Conversion Price"). Such rights of conversion shall be exercised by the holder hereof by giving written notice that such holder elects to convert the stated portion of the principal amount of this Note into Common Stock and by surrender of this Note accompanied by a written instrument(s) of transfer duly executed by the holder hereof to the Company, at the Company's principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder of this Note) at any time during its usual business hours. For convenience, the conversion of any portion of the principal of this Note into Common Stock is hereinafter sometimes referred to as the "conversion" of this Note. The holder of this Note may exercise this conversion right no earlier than the later of (a) 30 days after completion of the Company's initial public offering of Common Stock or (b) the date fixed by the managing underwriter of such offering as of the date when such conversion may occur, which may not be later than 180 days after completion of the offering.

          (b) Promptly after the receipt of the written notice referred to in
Section 5(a) and surrender of this Note for conversion, the Company shall issue and deliver, or cause to be issued and delivered, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the Note shall have been surrendered for conversion as aforesaid, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become at such time the holder or holders of record of the shares represented thereby. In the event that only a portion of this Note is converted, the Company shall execute and deliver to the holder of this Note, at the expense of the Company, a new Note, in the same form as this Note, in principal amount equal to the unconverted portion of this Note.

          (c) No fractional shares shall be issued upon conversion into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends (having a record date prior to the effective date of conversion) on the Common Stock issued upon such conversion. At the time of each conversion, the Company shall pay in cash an amount equal to all interest which is accrued and unpaid on the portion of this Note surrendered for conversion, such interest to be paid through the date upon which such conversion is deemed to take place as provided in Section 5(b) above. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 5(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the holder an amount in cash equal to the fraction represented by such share multiplied by the initial public offering price of the Common Stock.

          (d) Whenever the Company shall (i) declare or pay a dividend or make a distribution on shares of Common Stock in shares of Common Stock or in any other shares of capital stock of the Company or in other securities of the Company,
(ii) subdivide, split or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, split, combination or reclassification, shall be proportionately adjusted so that the holder of this Note shall upon conversion into shares of Common Stock after such time, be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have been entitled to receive immediately after such time, had this Note been converted into shares of Common Stock immediately prior to such time. Such adjustment shall be made successively each time any event described in this Section 5 shall occur.

          (e) In case of any reclassification, capital reorganization or change by the Company of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock (which is treated in paragraph (d) above), but including any change of such shares into one or more other classes or series of shares of capital stock), or in case of any consolidation of the Company with, or merger of the Company with or into, another Person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any reclassification or change of the Company's outstanding shares), or in case of any sale or other conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing Person shall provide, as a condition to such transaction, that the holder of this Note shall acquire, upon conversion of, or in exchange for, this Note the kind and amount of shares and other securities and property (including cash and evidences of indebtedness) which would have been received by such holder upon such reclassification, reorganization, change, consolidation, merger, or sale or conveyance of assets if such holder had converted this Note into shares of Common Stock immediately prior thereto. Such other Person, which shall thereafter be deemed to be the Company for purposes of this Section 5(e), shall provide for similar future adjustments as nearly equivalent as may be practicable to the adjustments provided herein. Such adjustment shall be made successively each time any event described above in this Section 5(e) shall occur.

          (f) In the event the Company at any time after the date of the origin al issuance of this Note shall distribute shares of stock or other securities of other Persons, evidences of indebtedness issued by the Company or other property (other than cash), to the holders of its Common Stock by way of dividend or otherwise, in either case other than in connection with a capital reorganization, consolidation, merger or sale or other conveyance of all or substantially all of the Company's assets (each of which transactions is provided for by the foregoing Section 5(e)), then, in each such case, the holder of this Note, upon conversion of this Note into shares of Common Stock as provided hereby, shall be entitled to receive, and the Company shall reserve for issuance to such holder upon such conversion, the amount in cash or the shares of stock or other securities, evidences of indebtedness, or other property which it would have been entitled to receive if it had so converted and become the holder of record of the shares of Common Stock issued upon such conversion immediately prior to the record date fixed for the determination of the stockholders entitled to receive such dividend or distribution. The foregoing adjustments shall be made successively whenever any event listed above in this
Section 5(f) shall occur.

          (g) Upon the occurrence of any event requiring an adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof to the holder of this Note, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based and stating that such adjustment calculation has been reviewed and approved by the Company's independent certified public accountants.

          (h)  In case at any time:

               (i) the Company shall declare any dividend upon its Common Stock payable in cash, stock, property or any security (whether of the Company or otherwise) or make any other distribution to the holders of its Common Stock;

         (ii) the Company shall offer for subscription pro rata to the
                                                       --- ----
     holders of its Common Stock any additional shares of stock of any class or other rights;

        (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all its assets to, another entity or entities; or

         (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give (A) at least 45 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up or underwritten public offering, at least 45 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up or the precise details of such underwritten public offering, as the case may be.

          (i) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon the conversion of the Notes, as provided in the Notes, free from any pre-emptive rights (if any), such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Notes. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it shall from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock (or any series thereof) or any other class of stock or series thereof of the Company may be listed. Without limiting the generality of the foregoing, the Company shall obtain and keep in force such permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification in order to enable the Company lawfully to issue and deliver to the holders of the Notes such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all Notes then outstanding. Notwithstanding the preceding sentence, however, the Company shall be under no obligation to register the issuance of Common Stock upon conversion of any Note under the Securities Act of 1933, and shall be entitled to place a restrictive legend on any certificate representing shares of Common Stock so issued noting restrictions imposed on any transfer of such Common Stock both under the securities laws and under the Company's Certificate of Incorporation. The Company may require, as a condition to the issuance of any Common Stock upon conversion of a Note, that the holder of the Note deliver a subscription agreement to the Company acknowledging the effect of such restrictions on the holder's right to transfer the Common Stock. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock which have been issued at or prior to the time such action was taken and those which are issuable after such action upon conversion of the Notes and exercise of all options and conversion of all convertible securities of the Company would exceed the total number of shares of Common Stock authorized by the Company's Certificate of Incorporation.

          (j) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holder for any issuance, stock transfer or documentary stamp tax in respect thereof.

          (k) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any such adjustment which is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     6.   Notices.  All notices required or permitted to be given hereunder
          -------
shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given, served and received three days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand by facsimile, or by nationally recognized private carrier, shall be deemed given, served and received on the day of receipt. All notices shall be addressed as follows:

               If to the Company:
               Addressed to:  United Rentals, Inc.
                              Four Greenwich Office Park
                              Greenwich, CT 06830
                              Attention: John N. Milne
                              (203)622-6080
                              Telecopier: (203)622-6080

               with a copy to:
                              Oscar Folger, Esq.
                              521 Fifth Avenue, Suite 2400
                              New York, NY 10175
                              212-697-6464
                              Telecopier:  212-697-7833

               and a copy to:
                              Holme Roberts & Owen LLP
                              1700 Lincoln, Suite 4100
                              Denver, Colorado  80203
                              Attention: Thomas A. Richardson
                              Telecopier: (303)866-0200

               If to the Note Holders:
               Addressed to

                         the addresses shown on the Company's books.

and/or to such other addresses as may be designated by notice given in accordance with the provisions of this Section 6.

     7.   Assignment.  This Note, and any Common Stock which may be issued upon
          ----------
conversion of this Note, may not be sold, assigned or otherwise transferred by the holder or any subsequent holder except in compliance with the Act and any applicable state securities laws. Neither this transaction, nor any other transaction involving this Note or the Company shall occur if the effect would be to prevent the Company or any other entity from performing its obligations under this Note or would materially affect the value of the Notes unless the surviving or acquiring entity agrees to perform the obligations of the Company under this Note in a manner that is the economic equivalent to the performance of the Company required hereunder.

     8.   Other Matters.
          -------------

     No delay or omission on the part of the holder hereof in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     The Company agrees to pay on demand all costs and expenses, including, without limitation, reasonable attorney's fees and expert witness fees, incurred by the holder hereof in endeavoring to enforce the rights of such holder hereunder; provided, however, that the Company shall not be obligated to
                  --------  -------
pay such costs and expenses incurred by the holder hereof in wrongfully accelerating payment or otherwise wrongfully seeking to enforce its rights hereunder.

     Except as expressly provided in Section 4(b), the Company hereby waives demand, presentment and protest and notices thereof as well as notice of non-payment.

     In the event any payment by or on behalf of the Company to the holder is held to constitute a preference under the bankruptcy laws now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and by reason thereof the holder is required to refund such payment or pay the amount thereof to any party, such payment by or on behalf of the Company to the holder shall not constitute a release of the Company from any liability hereunder to the extent of such payment, but the Company agrees to pay the amount of such payment, together with interest thereon, to the holder upon demand.

     9.   Subordination.
          -------------

          (a) The indebtedness evidenced by this Note shall at all times be wholly subordinate and junior in right of payment to any and all Superior Indebtedness (as defined below) in the manner and with the force and effect hereafter set forth:

               (i) In the event of any liquidation, dissolution or winding up of the Company, or of any execution sale, receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to the Company or its property, all principal and interest owing on all Superior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by this Note; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of this Note shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof until such Superior Indebtedness shall have been paid or satisfied in full.

               (ii) (A) During the continuance of any default in any agreement pursuant to which any Superior Indebtedness is issued which arises from the failure to pay when due (whether by acceleration or otherwise) any principal of, premium, if any, interest on, fees or other amounts in respect of such Superior Indebtedness (a "Superior Payment Default"), no payment of principal, premium or interest shall be made on this Note if either (I) notice in writing of such default has been given to the Company by any holder or holders of any Superior Indebtedness or (II) judicial proceedings shall be pending in respect of such default.

                    (B) During the continuance of any event of default or unmatured event of default in any agreement pursuant to which any Superior Indebtedness is issued other than a Superior Payment Default (a "Superior Non-Payment Default") as to which the Company has received notice in writing from any holder or holders of Superior Indebtedness, no payment of principal, premium or interest shall be made on this Note for a period (each, a "Payment Blockage Period") commencing on the date of receipt by the Company of such notice and terminating on the earliest to occur of the following dates: (V) the date of acceleration of the Superior Indebtedness, (W) 180 days after the Company's receipt of such written notice, (X) the date such Superior Non-Payment Default shall have been cured or waived, or shall have ceased to exist, (Y) the date the Superior Indebtedness shall have been discharged or paid in full in cash, or (Z) the date such Payment Blockage Period shall have been terminated by written notice to the Company form the holder or holders of Superior Indebtedness initiating such Payment Blockage Period; after which, in the case of clauses (W), (X), (Y) and (Z), the Company shall resume making payments in respect of the subordinated notes, unless clause (ii)(A) above is then applicable.

               (iii) If this Note is declared or becomes due and payable because of the occurrence of any default thereunder or under the agreement or instrument under which it is issued or otherwise than at the option of the Company, under circumstances when clause (i) shall not be applicable, the holder of this Note shall not be entitled to payments until one hundred twenty (120) days after such event and then only if such payment is permitted under clauses (i) and (ii).

          (b) The holder of this Note undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proof of claim, consent, assignment or other instrument which any holder of Superior Indebtedness any at any time require in order to prove and realize upon any right or claim pertaining to this Note and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of this Note so to do any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, deliver and file any such proof of claim, consent, assignment or other instrument.

          (c) No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or any holder of Superior Indebtedness, or by any non-compliance by the Company with any term, provision or covenant of this Note or the agreement under which it is issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

          (d) "Superior Indebtedness" means (I) all obligations of the Company under or in connection with the Credit Agreement, dated as of October 8, 1997 among the Company, various financial institutions and Bank of America National Trust and Savings Association, as Agent (as amended, restated, amended and restated, otherwise modified or refinanced from time to time, the "Credit Agreement"), whether for principal, interest (including any interest that would accrue but for the filing of a petition initiating any bankruptcy, insolvency or like proceeding, whether or not such interest is an allowed claim enforceable against the debtor), fees, expenses or otherwise and (II) all obligations of the Company under or in connection with any interest rate swap agreement or similar hedging arrangement (as amended or otherwise modified from time to time) with any financial institution which is a party to the Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of Utah.

                                      UNITED RENTALS, INC.


                                      By_____________________________________
                                      Name:  John N. Milne
                                      Title:    Vice Chairman